RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.      Name of Portfolio/Series:Neuberger Berman Advisers
        Management Trust

2.      Name of Issuer:				Cimarex Energy

3.	Date of Purchase:			4/17/2007

4.	Underwriter from whom purchased:	J. P. Morgan

5.	Affiliated Underwriter managing or participating in
        underwriting syndicate: 	Lehman

6.	Is a list of the underwriting syndicates members attached?
        Yes   X   	No   __

7.	Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such
        discretion with respect to the purchase: 	7,000,000

8.	Aggregate principal amount of offering:	350,000,000

9.	Purchase price (net of fees and expenses): 100

10.	Date offering commenced: 4/17/2007

11.	Offering price at close of first day on which any sales were
        made:	100

12.	Commission, spread or profit: ___1.50___%	$_____/share



13.     Have the following conditions been satisfied?      Yes     No
        a.The securities are:
          part of an issue registered under the S
          ecurities Act of 1933 which is being offered
          to the public                                     X

          part of an issue of Government Securities

          Eligible Municipal Securities

          sold in an Eligible Foreign Offering or

          sold in an Eligible Rule 144A offering?


(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)
         b.(1) The securities were purchased prior to the
               end of the first day on which any sales were
               made, at a price that is not more than the
               price paid by each other purchaser of
               securities in that offering or in any
               concurrent offering of the securities (except,
               in the case of an Eligible Foreign Offering,
               for any rights to purchase that are required
               by law to be granted to existing security
               holders of the issuer) OR                     X

           (2)If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before
              the fourth day preceding the day on which the rights offering terminates?
         c.The underwriting was a firm commitment
           underwriting?                                     X

         d.The commission, spread or profit was reasonable
           and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of
           spread with comparable recent offerings)?         X

         e.The issuer of the securities, except for Eligible
           Municipal Securities, and its predecessors have been in continuous operation for not less than
           three years.                                      X

         f.(1)The amount of the securities, other than
           those sold in an Eligible Rule 144A Offering
           (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of
           the principal amount of the offering OR           X

(2)If the securities purchased were sold in an Eligible Rule 144A
Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

(i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii)The principal amount of the offering of such class in any concurrent pubic offering?

g.(1) No affiliated underwriter of the Fund was a direct or indirect
participant in or beneficiary of the sale OR                X

(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

h.Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?
                                                            X



Approved:		                  Date:



RULE 10f3 COMPARABLES FORM

Name of Issue Purchased by Fund:
Cimarex Energy XEC 7.125% 5/1/2017 CUSIP: 171798AA9


		     Comparison # 1 	       Comparison # 2
Security Name
(include cusip)      Pioneer Nat Resources     CHK 7.625% 7/15/2013
                     6.65% 3/15/2017,          Cusip 165167BY2
                     CUSIP 723787AG2           BB/Ba2



Yield to Maturity    6.67% at 99.689, 	       7.981% at 98.266

Type of Offering
(e.g., registered
, 144A)              144A with reg rights      Registered


Date offering
commenced	     3/7/07	               06/27/2006

Offering Price at
Issue	             99.689	               98.266

Was an affiliate
managing or a member
of the syndicate?
(this is not required
and it is preferable
that the comparable
not include an
affiliate).	     No	                       No

Spread ($) or (%)    0.65%	               1.625%
Note: Minimum of two comparisons must be completed for each purchase.